UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 1, 2006
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 1, 2006, the board of directors of Huron Consulting Group Inc. (the “Company”) adopted the Huron Consulting Group Deferred Compensation Plan (the “Plan”). Under the Plan, members of the board of directors and a select group of employees of the Company and its subsidiaries (the “Participants”) may elect to defer the receipt of their director retainers and meeting fees or base salary and bonus, as applicable. The Plan allows the Participants to delay federal and state income taxation on the compensation that they elect to defer.

The Plan permits the deferral of 5% to 75% of a Participant’s base salary, 10% to 100% of a Participant’s bonus (performance-based and non performance-based), and 0% to 100% of a Participant’s director fees. Generally, for each succeeding plan year, a Participant must elect his or her deferral of base salary, non performance-based bonus, or director fees before December 31st of the preceding year in which such compensation is earned. For deferrals of performance-based compensation, a Participant must elect his or her deferral no later than six months before the end of the performance service period. A bookkeeping account will be established for each Participant and his or her deferred compensation will earn a return based on measurement funds made available to and selected by the Participant. Participant deferrals and interest credited or debited to the Participant’s account are fully vested.

Additionally, the Company may credit amounts to a Participant’s deferred compensation account in accordance with employment or other agreements entered into between the Company and the Participant. The Company, at its sole discretion, may, but is not required to, credit any additional amount it desires to any Participant deferred compensation account. Amounts credited by the Company are subject to vesting schedules set forth in the Participant’s Plan agreement, employment agreement or any other agreement entered into between the Company and the Participant.

Distributions from a Participant’s account will automatically begin upon a Participant’s retirement, termination of employment, disability or death during employment, subject to a six-month waiting period for key employees. Additionally, a Participant may irrevocably elect to receive a scheduled in-service distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of his or her annual deferrals. Such scheduled distribution must be at least three years after the end of the plan year in which the deferrals were originally made.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report and is incorporated in this report as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

       10.1  Huron Consulting Group Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	July 6, 2006	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer